UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) February 16, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

{N3486509.2}

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)On February 15, 2018, Tidewater Inc. (“Tidewater” and, together with its subsidiaries, the “Company”) issued a press release to announce the appointment of John T. Rynd, age 60, as president, chief executive officer, and a director of Tidewater effective March 5, 2018 (the “Effective Date”).  A copy of the press release is attached as an exhibit to, and incorporated by reference into, this Current Report on Form 8-K.

Larry T. Rigdon, a member of the board of directors (the “Board”) who has been serving as president and chief executive officer of Tidewater on an interim basis since October 16, 2017, will step down from those roles on the Effective Date but will continue to serve as a director.  With Mr. Rynd’s appointment, the Board will have seven members, each of whom will serve until our next annual meeting of stockholders or until the director’s earlier resignation or removal.

Tidewater and Mr. Rynd have entered into an employment agreement (the “Agreement”) and a side letter setting his initial base salary (the “Side Letter”), the main terms of each of which are summarized below.  In addition, Mr. Rynd will enter into the Company’s standard change of control agreement for officers of the Company and its standard indemnification agreement with directors and executive officers of the Company.  A copy of each of these four documents is attached as an exhibit to, and incorporated by reference into, this Current Report on Form 8-K.

Terms of Mr. Rynd’s Employment

Duration of Agreement.  The Agreement has an initial term of three years from the Effective Date but is subject to one-year “evergreen” renewal periods unless the Company provides written notice to Mr. Rynd at least 60 days prior to the expiration date that it does not wish to extend the Agreement past its then-current term.

Compensation and Benefits during Term of Agreement.  The Agreement provides for an initial base salary of $705,000, which may be increased but not decreased during the term of the Agreement except with Mr. Rynd’s written consent.  However, given that the Company reduced base salaries for certain executive officers by 15% effective January 1, 2018 as part of its cost containment measures, Mr. Rynd and Tidewater entered into the Side Letter, which provides that from his first day as an executive officer, Mr. Rynd’s base salary will also be reduced by 15% until such time as the salary reduction is lifted for other Tidewater executives.  As a result of the Side Letter, Mr. Rynd’s starting base salary will be $600,000.

Under the Agreement, Mr. Rynd will also be entitled to:

•	participate in the Company’s short-term incentive program for executive officers, with an annual target incentive opportunity of 100% of his base salary (pro-rated for partial year service);
•	receive an initial long-term incentive award with a grant date target value of $2,750,000 (the “Initial LTI Grant”), of which 40% will be time-based and the remaining 60% will be performance-based;
•	beginning January 1, 2019, participate in any long-term incentive program in effect for executive officers; and
•	participate in all retirement and welfare benefit plans, programs, and arrangements generally available to newly-hired executive officers, subject to eligibility requirements.

Effect of Death or Disability.  In the event of Mr. Rynd’s death or termination due to disability during the term of the Agreement, he (or his beneficiaries, heirs, or legal estate, as applicable) will be entitled to receive a pro-rata short-term incentive award for the year of termination (with payout based on actual performance but pro-rated for the portion of the year in which he provided services to the Company, a “Pro Rata Bonus”) and the vesting of all of his outstanding unvested equity awards (including the Initial LTI Grant) will accelerate, with performance deemed to have been achieved at target performance levels for any performance-based awards.

Effect of Termination without Cause or with Good Reason. If, during the term of the Agreement, the Company terminates Mr. Rynd’s employment without “cause” or if he terminates his employment with “good reason” (each as defined in the Agreement), then he will be entitled to severance equal to one year of then-current base salary and a target bonus for the year termination, which will be paid to him in equal installments over a twelve-month period after the date of termination.  In addition, Mr. Rynd will receive a Pro Rata Bonus for the year of termination and the vesting of any unvested portion of his Initial LTI Grant will accelerate, with performance deemed to have been achieved at target performance levels for the performance-based portion.

Restrictive Covenants.  The Agreement contains certain restrictive covenants that apply during and after his employment, including an agreement to not disclose confidential information and, for a two-year period following his termination of employment for any reason, non-competition and non-solicitation agreements.

Effect of Change of Control.  As noted previously, Mr. Rynd will enter into the Company’s standard change of control agreement for officers of the Company.  If, during the term of the Agreement, a “change of control” (as defined in the change of control agreement) occurs, then the change of control agreement will govern the terms of Mr. Rynd’s employment and the Agreement will be of no further force and effect.  In addition, the vesting of any unvested portion of his Initial LTI Grant will accelerate upon a change of control, with performance deemed to have been achieved at target performance levels for the performance-based portion.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.
10.1*	Employment Agreement with John T. Rynd dated February 15, 2018
10.2*	Side Letter with John T. Rynd dated February 15, 2018
10.3	Form of Change of Control Agreement
10.4	Form of Indemnification Agreement with Directors and Executive Officers
99.1*	Press Release Announcing Appointment of John T. Rynd as President, Chief Executive Officer, and Director dated February 15, 2018

*Filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: February 23, 2018

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